PRESS RELEASE

CONTACT:
Scott Eckstein
Financial Relations Board
212-827-3766

ZAIS FINANCIAL CORP. REPORTS THIRD QUARTER 2014 RESULTS

Red Bank, NJ – November 12, 2014 – ZAIS Financial Corp. (NYSE: ZFC) (“ZAIS Financial” or the “Company”) today reported financial results for the three and nine months ended September 30, 2014.

THIRD QUARTER 2014 AND RECENT HIGHLIGHTS

  GAAP net income of $1.3 million, or $0.14 per diluted weighted average share outstanding

  Core Earnings (a non-GAAP financial measure as defined below) of $3.1 million, or $0.35 per diluted weighted average share outstanding

    GAAP and Core Earnings for the third quarter were adversely impacted by transaction expenses related to the GMFS, LLC (“GMFS”) acquisition and professional fees related to the closing of a loan repurchase facility with Credit Suisse First Boston Mortgage Capital LLC (“Credit Suisse”)

  Third quarter cash dividend of $0.40 per share of the Company’s common stock and operating partnership unit (“OP unit”) declared on September 18, 2014 and paid on October 15, 2014

  Book value per share of common stock and OP unit of $22.11 as of September 30, 2014, compared with $22.37 as of June 30, 2014

  Residential mortgage loan portfolio with an unpaid principal balance of $482.3 million and a fair value of $430.1 million, as of September 30, 2014

  Residential mortgage-backed securities (“RMBS”) consisting of non-Agency RMBS with a fair value of $243.9 million, as of September 30, 2014

  2.62x leverage ratio as of September 30, 2014, compared with 2.54x as of June 30, 2014

  Completed the operational rollout of a conduit purchase program for newly originated residential mortgage loans; beginning to accept initial rate locks from four mortgage originators with whom the Company has executed Master Loan Purchase Agreements (“MLPAs”)

  In August, entered into a $100 million committed loan repurchase facility with Credit Suisse

  Completed the acquisition of GMFS, a Baton Rouge, LA based mortgage company, subsequent to quarter-end

“We are excited to have completed several important strategic steps in the third quarter and subsequent to quarter end, including the acquisition of GMFS and the roll-out of our conduit purchase program for newly originated mortgage loans,” said Michael Szymanski, President and Chief Executive Officer of ZAIS Financial. “We expect each of these business initiatives to be an important driver of ZAIS Financial’s long-term performance. At the same time, we continue to see solid performance in our existing portfolio of residential mortgage loans and securities.”

THIRD QUARTER 2014 RESULTS

ZAIS Financial reported GAAP net income for the three months ended September 30, 2014 of $1.3 million, or $0.14 per diluted weighted average share outstanding compared with net income of $4.1 million, or $0.47 per diluted weighted average share outstanding for the prior year period. The decrease in net income was largely attributable to a decrease in other gains / (losses) of $3.0 million and a $0.5 million increase in operating expenses, partially offset by an increase in net interest income of $0.6 million. For the three months ended September 30, 2014, the Company reported Core Earnings (which excludes changes in unrealized gains or losses on mortgage loans, real estate securities, other investment securities and real estate owned, realized gains or losses on mortgage loans and real estate securities, gains or losses on derivative instruments and certain non-recurring adjustments) of $3.1 million, or $0.35 per diluted weighted average share outstanding, compared with Core Earnings of $3.0 million, or $0.33 per diluted weighted average share outstanding during the same period in 2013. Core Earnings is a non-GAAP financial measure as defined below.

The Company had 7,970,886 shares of common stock outstanding as of September 30, 2014 and September 30, 2013, respectively.

At September 30, 2014, the Company’s book value was $22.11 per share of common stock and OP unit, compared with $22.37 as of June 30, 2014. The September 30, 2014 book value includes $3.6 million, or $0.40 per share of common stock and OP unit, in dividends payable related to the third quarter dividend.

The Company earned interest income of $11.0 million for the three months ended September 30, 2014, compared with $8.3 million of interest income for the prior year period. The increase in interest income was due to having a fully ramped and levered portfolio in 2014, primarily allocated to residential mortgage loans. The purchase of whole loans into the portfolio during the three months ended September 30, 2013 and the three months ended March 31, 2014 resulted in a $2.8 million increase in interest income. This increase was partially offset by lower interest income from the RMBS portfolio due to the reallocation of capital to whole loans consistent with Company’s investment strategy. The Company incurred interest expense of $4.5 million for the three months ended September 30, 2014, compared with $2.3 million for the three months ended September 30, 2013. The increase in interest expense was due to an increase in borrowings from the Company’s loan repurchase facility with Citibank, N.A. ("Citi") used to finance the Company’s distressed and re-performing residential mortgage loan portfolio and the issuance of the 8% Exchangeable Senior Notes (“Notes”) in November 2013.

As of September 30, 2014, the weighted average net interest spread between the yield on the Company’s assets and the cost of funds, including the impact of interest rate hedging, was 4.20% for mortgage loans and 5.12% for non-Agency RMBS and other investment securities, compared with 3.50% and 4.66%, respectively, as of September 30, 2013.

The Company incurred operating expenses of $3.4 million for the three months ended September 30, 2014, compared with $3.0 million for the same period in 2013. During the 2014 third quarter, loan servicing fees increased by $0.3 million from the prior year period due to the acquisition of additional whole loans. Professional fees decreased slightly due to decreases in audit and consulting fees. These decreases were partially offset by increased legal fees related to the closing of the loan repurchase facility with Credit Suisse. Transaction costs increased by $0.2 million due to additional due diligence costs and professional fees related to the Company’s acquisition of GMFS, which were partially offset by a decrease in whole loan transaction costs.

PORTFOLIO SUMMARY

As of September 30, 2014, ZAIS Financial held residential mortgage loans with an aggregate unpaid principal balance of $482.3 million and a fair value of $430.1 million, a diversified portfolio of non-Agency RMBS with a fair value of $243.9 million consisting primarily of senior tranches that were originally highly rated but subsequently downgraded and other investment securities with a fair value of $13.4 million.

During the three months ended September 30, 2014, the Company did not purchase or sell any residential mortgage loans. During the same three-month period, the Company acquired non-Agency RMBS with a principal balance of $48.3 million, sold non-Agency RMBS with a principal balance of $11.4 million, and purchased other investment securities with a principal balance of $2.3 million. The Company did not sell any other investment securities during this timeframe.

LEVERAGE, DEBT AND HEDGING ACTIVITIES

As of September 30, 2014, ZAIS Financial had a leverage ratio of 2.62x. The aggregate borrowings outstanding as of September 30, 2014 were $515.3 million under the loan repurchase facility with Citi, four master securities repurchase agreements and the Notes. The loan repurchase facility with Citi, secured by portions of the Company’s distressed and re-performing mortgage loans, and the master securities repurchase agreements, secured by non-Agency RMBS and other investment securities, bear interest at rates that have historically moved in close relationship to LIBOR. The Notes, which mature on November 5, 2016, are the Company’s senior unsecured obligations and bear interest at a rate of 8% per year, payable semiannually in arrears on May 15th and November 15th of each year.

On August 14, 2014, the Company entered into a loan repurchase facility with Credit Suisse for a commitment of $100.0 million. ZAIS Financial expects to use this facility primarily to finance the purchase of newly originated residential mortgage loans.

As of September 30, 2014, the Company had an outstanding interest rate swaption agreement representing an option, but not the obligation, for ZAIS Financial to enter into a previously agreed upon interest rate swap contract on a future date. The notional amount of the Company’s interest rate swaption agreement as of September 30, 2014 was $225.0 million. ZAIS Financial also had outstanding interest rate swap agreements designed to mitigate the effects of increases in interest rates on a portion of its repurchase agreements. These interest rate swap agreements provide for the Company to pay fixed interest rates and receive floating interest rates indexed to LIBOR, effectively fixing the floating interest rates on $17.2 million of borrowings under its repurchase agreements as of September 30, 2014.

GMFS ACQUISITION

As previously disclosed, on October 31, 2014, ZAIS Financial completed its acquisition of GMFS pursuant to the merger agreement dated August 5, 2014, for a preliminary purchase price of approximately $62.8 million at closing, which is subject to a final reconciliation of October 31, 2014 values. The closing payment included the fair market value of GMFS’s mortgage servicing rights portfolio at October 31, 2014, estimated at $34.8 million, and the actual value of GMFS's net tangible assets at closing. In addition to cash paid at closing, two contingent $1 million deferred premium payments payable in cash over two years, plus potential additional consideration based on future loan production and profits will be payable over a four year period if certain conditions are met. The $2 million of deferred premium payments is contingent on GMFS remaining profitable and retaining certain key employees. The additional contingent consideration is dependent on GMFS achieving certain profitability and loan production goals and is capped at $20 million. Up to 50% of the additional contingent consideration may be paid in ZAIS Financial common stock, at the Company's option. ZAIS Financial funded the closing cash payment through a combination of available cash and the liquidation of a portion of its non-agency RMBS portfolio.

GMFS primarily originates Agency and government guaranteed residential mortgage loans in the southern U.S., and holds the servicing rights on those mortgages. GMFS is licensed as a mortgage originator in 29 states. GMFS originated approximately $991 million in mortgage loans for the nine months ended September 30, 2014 and $1.4 billion for the full year 2013.

RESIDENTIAL MORTGAGE LOAN CONDUIT PROGRAM

During the 2014 third quarter, ZAIS Financial completed the operational roll out of its newly originated residential loan purchase program. The program provides approved sellers a web-based platform for the pricing, locking and funding of individual loans. ZAIS Financial has provided approved sellers with loan eligibility criteria and underwriting guidelines that loans must adhere to and is also currently providing daily pricing to its approved sellers. ZAIS Financial completes a comprehensive review of each loan file prior to purchase. The Company is beginning to accept loan locks from among four mortgage originators with whom it has already signed MLPAs and has a pipeline of additional sellers in the review and approval process.

COMMON STOCK DIVIDEND

On September 18, 2014, ZAIS Financial announced that its Board of Directors declared a cash dividend of $0.40 per share of the Company's common stock and OP unit for the three months ended September 30, 2014. The dividend was paid on October 15, 2014 to stockholders and OP unit holders of record as of the close of business on September 30, 2014.

The Company’s current policy is to pay quarterly distributions which will allow it to continue to qualify as a REIT. Taxable and GAAP earnings will typically differ due to differences in premium amortization and discount accretion, certain non-taxable unrealized and realized gains and losses, and non-deductible general and administrative expenses.

INVESTOR CONFERENCE CALL

Management will host a conference call today, November 12, 2014, at 10:00 a.m. eastern time to review the Company’s financial results. The number to call for this interactive teleconference is (719) 457-2664.

A replay of the conference call will be available through Wednesday November 19, 2014, by dialing (719) 457-0820 and entering the confirmation number, 6775388.

The live broadcast of ZAIS Financial’s quarterly conference call will also be available online at the Company's website, www.zaisfinancial.com on Wednesday November 12, 2014, beginning at 10:00 a.m. eastern time. The online replay will follow shortly after the call and will be available for approximately one year.

THIRD QUARTER INVESTOR PRESENTATION

The Company’s Third Quarter Investor Presentation – September 30, 2014, is available on the Company’s website at www.zaisfinancial.com. To access the presentation, select the Q3 2014 Earnings Presentation link on the “Investor Relations” page on the Company’s website.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with generally accepted accounting principles (“GAAP”), this press release includes certain non-GAAP financial information, including Core Earnings. Core Earnings is a non-GAAP measure that the Company defines as GAAP net income, excluding changes in unrealized gains or losses on mortgage loans, real estate securities, other investment securities and real estate owned, realized gains or losses on mortgage loans and real estate securities, gains or losses on derivative instruments and certain non-recurring adjustments.

The Company believes that providing investors with this non-GAAP financial information, in addition to the related GAAP measures, gives investors greater transparency to the information used by management in its financial and operational decision-making. However, because Core Earnings is an incomplete measure of the Company's financial performance and involves differences from net income computed in accordance with GAAP, it should be considered along with, but not as an alternative to, the Company's net income computed in accordance with GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company’s presentation of Core Earnings may not be comparable to other similarly-titled measures of other companies.

The following table reconciles net income computed in accordance with GAAP to Core Earnings:

ZAIS FINANCIAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO CORE EARNINGS

(Expressed in United States Dollars)	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income / (loss) - GAAP	$1,279,798	$4,148,193	$29,634,792	$(1,446,990)

Recurring adjustments for non-core earnings:
Change in unrealized gain or loss on mortgage loans	(915,797)	(3,644,036)	(23,566,322)	(5,211,327)
Change in unrealized gain or loss on real estate securities	2,319,287	(4,785,568)	(1,964,966)	9,953,797
Change in unrealized gain or loss on other investment securities	892,336	-	(384,290)	-
Change in unrealized gain or loss on real estate owned	3,169	-	3,169	-
Realized (gain) on mortgage loans	(564,842)	(346,482)	(972,246)	(412,726)
Realized (gain) / loss on real estate securities	(446,153)	9,113,260	(519,772)	9,359,315
Loss / (gain) on derivative instruments	517,117	(1,510,143)	5,528,747	(5,489,668)
Core Earnings - non-GAAP	$3,084,915	$2,975,224	$7,759,112	$6,752,401

Core Earnings - per diluted weighted average share outstanding - non-GAAP	$0.35	$0.33	$0.87	$0.85

ZAIS FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(Expressed in United States Dollars)
	September 30, 2014	December 31, 2013
Assets	(unaudited)
Cash	$25,777,158	$57,060,806
Restricted cash	7,037,018	2,128,236
Mortgage loans, at fair value - $429,950,015 and $331,522,165 pledged as collateral, respectively	430,096,984	331,785,542
Real estate securities, at fair value - $209,788,341 and $183,722,511 pledged as collateral, respectively	243,904,451	226,155,221
Other investment securities, at fair value - $11,232,008 and $0 pledged as collateral, respectively	13,440,551	-
Real estate owned, at fair value	166,427	-
Derivative assets, at fair value	69,659	284,454
Other assets	1,129,159	2,666,799
Total assets	$721,621,407	$620,081,058
Liabilities
Loan repurchase facility	$293,178,268	$236,058,976
Securities repurchase agreements	165,603,461	138,591,678
Exchangeable Senior Notes	55,231,973	54,539,051
Derivative liabilities, at fair value	1,621,305	1,471,607
Dividends and distributions payable	3,559,120	8,452,910
Accounts payable and other liabilities	3,731,226	1,828,947
Accrued interest payable	1,970,060	1,369,327
Total liabilities	524,895,413	442,312,496

Stockholders’ equity
12.5% Series A cumulative non-voting preferred stock, $0.0001 par value; 50,000,000
shares authorized; zero shares issued and outstanding	-	-
Common stock $0.0001 par value; 500,000,000 shares authorized;
7,970,886 shares issued and outstanding	798	798
Additional paid-in capital	164,207,617	164,207,617
Retained earnings / (accumulated deficit)	12,023,964	(4,958,607)
Total ZAIS Financial Corp. stockholders' equity	176,232,379	159,249,808
Non-controlling interests in operating partnership	20,493,615	18,518,754
Total stockholders' equity	196,725,994	177,768,562
Total liabilities and stockholders' equity	$721,621,407	$620,081,058

ZAIS FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Expressed in United States Dollars)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Interest income
Mortgage loans	$6,837,318	$4,051,406	$19,306,825	$4,984,265
Real estate securities	3,976,315	4,222,038	11,549,506	12,660,723
Other investment securities	186,986	-	468,541	-
Total interest income	11,000,619	8,273,444	31,324,872	17,644,988
Interest expense
Loan repurchase facility	2,390,022	1,455,617	6,481,009	1,744,913
Securities repurchase agreements	677,159	877,522	2,074,851	2,259,041
Exchangeable Senior Notes	1,424,497	-	4,256,155	-
Total interest expense	4,491,678	2,333,139	12,812,015	4,003,954
Net interest income	6,508,941	5,940,305	18,512,857	13,641,034
Other gains / (losses)
Change in unrealized gain or loss on mortgage loans	915,797	3,644,036	23,566,322	5,211,327
Change in unrealized gain or loss on real estate securities	(2,319,287)	4,785,568	1,964,966	(9,953,797)
Change in unrealized gain or loss on other investment securities	(892,336)	-	384,290	-
Change in unrealized gain or loss on real estate owned	(3,169)	-	(3,169)	-
Realized gain on mortgage loans	564,842	346,482	972,246	412,726
Realized gain / (loss) on real estate securities	446,153	(9,113,260)	519,772	(9,359,315)
(Loss) / gain on derivative instruments	(517,117)	1,510,143	(5,528,747)	5,489,668
Total other gains / (losses)	(1,805,117)	1,172,969	21,875,680	(8,199,391)
Expenses
Professional fees	1,031,529	1,090,672	3,783,124	2,583,246
Advisory fee - related party	718,372	710,563	2,131,690	1,903,635
Transaction costs	435,200	279,136	1,684,205	533,480
Loan servicing fees	604,285	319,489	1,577,164	434,023
General and administrative expenses	634,640	565,221	1,577,562	1,434,249
Total expenses	3,424,026	2,965,081	10,753,745	6,888,633
Net income / (loss)	1,279,798	4,148,193	29,634,792	(1,446,990)
Net income / (loss) allocated to non-controlling interests	130,301	432,132	3,087,159	(57,250)
Preferred dividends	-	-	-	15,379
Net income / (loss) attributable to ZAIS Financial Corp.
common stockholders	$1,149,497	$3,716,061	$26,547,633	$(1,405,119)
Net income / (loss) per share applicable to common stockholders:
Basic	$.14	$0.47	$3.33	$0.20
Diluted	$.14	$0.47	$2.99	$0.20
Weighted average number of shares of common stock:
Basic	7,970,886	7,970,886	7,970,886	7,038,304
Diluted	8,897,800	8,897,800	10,677,360	7,965,218

The following table sets forth certain information regarding the Company's mortgage loans as of September 30, 2014:

	Unpaid
	Principal	Premium	Amortized	Gross Unrealized (1)			Weighted Average
	Balance	(Discount)	Cost	Gains	Losses	Fair Value	Coupon	Yield(2)
Mortgage Loans
Performing
Fixed	$272,007,365	$(52,635,815)	$219,371,550	$24,936,061	$(1,467,786)	$242,839,825	4.46%	7.27%
ARM	174,073,593	(23,131,858)	150,941,735	11,106,088	(979,734)	161,068,089	3.61	7.03
Total performing	446,080,958	(75,767,673)	370,313,285	36,042,149	(2,447,520)	403,907,914	4.13	7.17
Non-performing(3)	36,189,309	(7,123,069)	29,066,240	776,300	(3,653,470)	26,189,070	5.40	7.30
Total Mortgage Loans	$482,270,267	$(82,890,742)	$399,379,525	$36,818,449	$(6,100,990)	$430,096,984	4.22%	7.18%
____________________

(1)	The Company has elected the fair value option pursuant to ASC 825 for its mortgage loans. The Company recorded a gain of $0.9 million for the three months ended September 30, 2014, as change in unrealized gain or loss on mortgage loans in the consolidated statements of operations.
(2)	Unleveraged yield.
(3)	Loans that are delinquent for 60 days or more are considered non-performing.

The following table sets forth certain information regarding the Company's RMBS and other investment securities as of September 30, 2014:

	Principal or
	Notional	Premium	Amortized	Gross Unrealized (1)			Weighted Average
	Balance	(Discount)	Cost	Gains	Losses	Fair Value	Coupon	Yield(2)
Real estate securities
Non-Agency RMBS
Alternative - A(3)	$150,257,881	$(68,472,290)	$81,785,591	$3,307,429	$(463,187)	$84,629,833	3.86%	7.45%
Pay option adjustable rate	66,161,950	(13,593,414)	52,568,536	415,570	(560,779)	52,423,327	0.89	6.41
Prime	92,598,457	(11,013,865)	81,584,592	3,582,780	(86,274)	85,081,098	4.67	6.59
Subprime	26,251,407	(4,912,942)	21,338,465	521,484	(89,756)	21,770,193	1.04	6.51
Total RMBS	$335,269,695	$(97,992,511)	$237,277,184	$7,827,263	$(1,199,996)	$243,904,451	3.25%	6.84%
Other investment
securities	$12,250,000	$806,261	$13,056,261	$433,337	$(49,047)	$13,440,551	5.16%	6.56%
____________________

(1)	The Company has elected the fair value option pursuant to ASC 825 for its real estate securities and other investment securities. The Company recorded a loss of $2.3 million for the three months ended September 30, 2014, as change in unrealized gain or loss on real estate securities in the consolidated statements of operations. The Company also recorded a loss of $0.9 million for the three months ended September 30, 2014, as change in unrealized gain or loss on other investment securities in the consolidated statements of operations.
(2)	Unleveraged yield.
(3)	Alternative – A RMBS includes an interest-only strip with a notional balance of $52.6 million.

The following table presents information about the Company's interest rate swap agreements as of September 30, 2014:

		Weighted	Weighted	Weighted
		Average Pay	Average	Average Years
Maturity	Notional Amount	Rate	Receive Rate	to Maturity
2023	$17,200,000	2.72%	0.23%	8.8
Total/Weighted average	$17,200,000	2.72%	0.23%	8.8

The following table presents information about the Company's interest rate swaption agreement as of September 30, 2014:

Swaption Expiration	Notional Amount	Strike Rate	Swap Maturity
2015	$225,000,000	3.64%	2025

ABOUT ZAIS FINANCIAL CORP.

ZAIS Financial Corp. is a real estate investment trust (“REIT”) which invests in, finances and manages a diversified portfolio of residential mortgage assets, other real estate-related securities and financial assets. The Company is externally managed and advised by ZAIS REIT Management, LLC, a subsidiary of ZAIS Group, LLC. Additional information can be found on the Company's website at www.zaisfinancial.com.

This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, changes in future loan production; the Company’s ability to retain key managers of GMFS; the Company’s ability to integrate GMFS’s operations; availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage-related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company's Annual Report on Form 10-K filed on March 13, 2014, the Company’s 10-Q to be filed with the SEC on November 13, 2014, and other reports filed by the Company with the Securities and Exchange Commission (the “SEC”), copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.